UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

Eldorado Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36629	46-3657681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 10, 2019, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), and its wholly-owned subsidiaries Isle of Capri Casinos LLC, a Delaware limited liability company, IOC-Vicksburg, Inc., a Delaware corporation, IOC-Vicksburg, L.L.C., a Delaware limited liability company, Rainbow Casino-Vicksburg Partnership, L.P., a Mississippi limited partnership (“Rainbow”), and IOC-Kansas City, Inc., a Missouri corporation (“IOC Kansas City”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Twin River Management Group, Inc., a Delaware corporation (“TRMG”), Premier Entertainment Vicksburg, LLC, a Delaware limited liability company (“Buyer Sub”) (each of TRMG and Buyer Sub a “Buyer” and collectively the “Buyers”), and solely for purposes of Sections 1.5 and 8.20 of the Equity Purchase Agreement, Twin River Worldwide Holdings, Inc., a Delaware corporation, pursuant to which Buyers agreed to purchase all of the outstanding equity interests in Rainbow and IOC Kansas City for aggregate consideration of $230,000,000, subject to a working capital adjustment (the “Sale”).

On July 1, 2020, the Sale was consummated in accordance with the terms of the Equity Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 2, 2020, of the Company announcing completion of the Sale.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020	ELDORADO RESORTS, INC.

	By:	/s/ Thomas R. Reeg
	Name: Title:	Thomas R. Reeg Chief Executive Officer